SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 28, 2000



                              HRPT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




          Maryland                       1-9317                 04-6558834
(State or other jurisdiction          (Commission            (I.R.S. employer
     of incorporation)                file number)        identification number)




  400 Centre Street, Newton, Massachusetts                       02458
  (Address of principal executive offices)                     (Zip code)




        Registrant's telephone number, including area code: 617-332-3990

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Item 5. Other Events

         The following is an updated description of the Maryland "control share acquisition" statute, which was recently changed.

         Maryland law provides for a limitation of voting rights in a "control share acquisition." The Maryland statute defines a control share acquisition at the 10%, 33 1/3% and 50% acquisition levels, and requires a two-thirds vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to shares acquired in a control share acquisition. The statute would require the target company to hold a special meeting at the request of an actual or proposed control share acquiror subject to compliance with certain conditions by such acquiror. In addition, unless the charter, declaration of trust or bylaws provide otherwise, the statute gives the target company, within certain time limitations, various redemption rights if there is a shareholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target company within 10 days following a control share acquisition. Moreover, unless the charter, declaration of trust or bylaws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights for control shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, then all other shareholders may exercise appraisal rights. The statute does not apply to shares acquired in a merger, consolidation or share exchange if the target company is a party to the transaction. An acquisition of shares may be exempted from the control share statute provided that a charter, declaration of trust or bylaw provision is adopted for such purpose prior to the control share acquisition. The Company's Bylaws provide that the provisions of Maryland's control share acquisition statute will not apply to any acquisition by any person of shares of the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  1.1 Purchase Agreement dated as of September 28, 2000 between HRPT Properties Trust and First Union Securities, Inc. pertaining to $20,000,000 in aggregate principal amount of 8.625% Senior Notes due 2010.

                  4.1 Supplemental Indenture No. 9 dated as of September 29, 2000 between HRPT Properties Trust and State
                           Street Bank and Trust Company pertaining to $20,000,000 in aggregate principal amount of 8.625% Senior Notes due 2010.

                  8.1      Opinion of Sullivan & Worcester LLP re: tax matters.

                  12.1     Computation of Ratio of Earnings to Fixed Charges.

                  23.1     Consent of Sullivan &  Worcester  LLP  (contained  in
                           Exhibit 8.1).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HRPT PROPERTIES TRUST


                                 By: /s/ John Popeo
                                     John Popeo
                                     Treasurer and Chief Financial Officer

Date:  September 28, 2000

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